EXHIBIT (P)(2)

                                 CODE OF ETHICS

                              For Access Persons of
                      Azzad/Dow Jones Ethical Market Fund,
                         a series of Questar Funds, Inc.
                          Azzad Asset Management, Inc.

                                January ___, 2001

                                 I. INTRODUCTION
                                 ---------------

A.   FIDUCIARY  DUTY.  This  Code of  Ethics  is  based  on the  principle  that directors, officers, general partners, advisory board members, and employees of Azzad/Dow Jones Ethical Market Fund, and Azzad Asset Management Inc., have a fiduciary duty to place the interests of clients ahead of their own. The Code applies to all Access Persons and focuses principally on preclearance and reporting of personal transactions in securities. Capitalized words are defined in Appendix 1. Access persons must avoid activities, interests and relationships that might interfere with making decisions in the best interests of the Advisory Clients of Azzad Asset Management.

     As fiduciaries, Access Persons must at all times:

     1. PLACE THE INTERESTS OF ADVISORY CLIENTS FIRST. Access Persons must scrupulously avoid serving their own personal interests ahead of the interests of Advisory Clients. An Access Person may not induce or cause an Advisory Client to take action, or not to take action, for personal benefit, rather than for the benefit of the Advisory Client. For example, an Access Person would violate this Code by causing an Advisory Client to purchase a Security he or she owned for the purpose of increasing the price of that Security.

     2. AVOID TAKING INAPPROPRIATE ADVANTAGE OF THEIR POSITION. The receipt of investment opportunities, perquisites, or gifts from persons seeking business with the Fund, the Limited Partnership, Azzad Asset Management, or the Advisory Clients of Azzad Asset Management could call into question the exercise of the independent judgment of an Access Person. Such persons may not, for example, use their knowledge of portfolio transactions to profit by the market effect of such transactions.

     3. CONDUCT ALL PERSONAL SECURITIES TRANSACTIONS IN FULL COMPLIANCE WITH THIS CODE INCLUDING BOTH THE PRECLEARANCE AND REPORTING REQUIREMENTS.

     Doubtful situations should be resolved in favor of Advisory Clients. Technical compliance with the Code's procedures will not automatically insulate from scrutiny any trades that indicate an abuse of fiduciary duties.

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B.   APPENDICES  TO THE  CODE.  The  appendices  to  this  Code,  including  the definitions set forth in Appendix 1, are attached to and are a part of the Code. The appendices include the following:

     1.   DEFINITIONS (capitalized terms in the Code are defined in Appendix 1),

     2.   CONTACT PERSONS (Appendix 2),

     3. PERSONAL HOLDINGS IN SECURITIES OTHER THAN THE FUND AND THE LIMITED PARTNERSHIP (Appendix 3),

     4.   PERSONAL  HOLDINGS IN THE FUND AND THE LIMITED  PARTNERSHIP  (Appendix
          4),

     5.   TRADE AUTHORIZATION REQUEST FOR ACCESS PERSONS (Appendix 5),

     6.   ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS (Appendix 6),

     7.   ANNUAL  CERTIFICATION  OF COMPLIANCE WITH THE CODE OF ETHICS (Appendix
          7), and

     8.   FORM LETTER TO BROKER, DEALER OR BANK (Appendix 8).

C. APPLICATION OF THE CODE TO INDEPENDENT FUND DIRECTORS AND ADVISORY BOARD MEMBERS. This Code applies to Independent Fund Directors and their Immediate Families and Advisory Board members and their Immediate Families, unless any such person has verified to the Preclearance Officer here-under that he or she is subject to and currently in compliance with the Questar Funds, Inc. Code of Ethics. This code requires Independent Fund Directors, members of the Advisory Board, and their Immediate Families to report
     Securities  Transactions  to the  Preclearance  Officer in accordance  with
     Section II.G only if such Independent Director or Advisory Board member knew, or in the ordinary course of fulfilling his duties as such, should have known that during the 15-day periods immediately before and after his transaction, the Fund purchased or sold such security or Azzad Asset Management considered purchasing or selling such security for the Fund. Provisions of the Code requiring disclosure of personal holdings (Section II.A.), preclearance of trades (Section II.B.), prohibited transactions (II.D.1.), restrictions on serving as a director of a publicly-traded company (Section III.F) to members of the Advisory Board.

D. APPLICATION OF THE CODE WITH RESPECT TO ADVISORY CLIENT PORTFOLIOS MANAGED BY AN INDEPENDENT SUBADVISER. This Code shall not apply with respect to any transactions in portfolios of Advisory Clients managed by subadvisers that are not affiliated with Azzad Asset Management, sp long as the responsibility of Azzad Asset Management in such situations does not cause any of its personnel to be deemed Access Persons with respect to such accounts.

                      II. PERSONAL SECURITIES TRANSACTIONS
                      ------------------------------------

A. ANNUAL DISCLOSURE OF PERSONAL HOLDINGS. Upon commencement of employment as an Access Person, and thereafter on an annual basis during the month of January, all Access

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Persons must disclose on the  appropriate  Personal  Securities  Holdings  Forms
(Appendices 3 and 4) all Securities in which they have a Beneficial Interest and all Securities in non-client accounts for which they make investment decisions. This provision does not apply to Independent Fund Directors or to members of the Advisory Board.

B.   PRE-CLEARANCE REQUIREMENTS.

     1. GENERAL REQUIREMENT. Except for the transactions set forth in Section II.B.2., all Securities Transactions in which an Access Person or a member of his or her Immediate Family has a Beneficial Interest must be precleared with the Preclearance Officer or his designee.

     2. TRANSACTIONS EXEMPT FROM PRECLEARANCE REQUIREMENTS. The following Securities Transactions are exempt from the preclearance requirements set forth in Section II.B.1. of this Code:

          a. MUTUAL FUNDS. Securities issued by any registered open-end investment companies;

          b. NO KNOWLEDGE. Securities Transactions where neither the Access Person nor an Immediate Family member knows of the transaction before it is completed (for example, Securities Transactions effected for an Access Person by a trustee of a blind trust or discretionary trades involving an investment partnership or investment club in which the Access Person is neither consulted nor advised of the trade before it is executed);

          c. CERTAIN CORPORATE ACTIONS. Any acquisition of Securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities;

          d. RIGHTS. Any acquisition of Securities through the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent the rights were --- ---- acquired in the issue; and

          e. MISCELLANEOUS. Any transaction in the following: (1) bankers acceptances, (2) bank certificates of deposit, (3) commercial paper, (4) repurchase agreements, (5) Securities that are direct obligations of the U.S. government, and (6) Securities as may from time to time be designated in writing by the Preclearance Officer on the ground that the risk of abuse is minimal or non-existent.

     THE SECURITIES TRANSACTIONS LISTED ABOVE ARE NOT EXEMPT FROM THE REPORTING REQUIREMENTS SET FORTH IN SECTION II.F.

C.   PRECLEARANCE REQUESTS.

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     1.   TRADE  AUTHORIZATION  REQUEST  FOR  ACCESS  PERSONS  FORMS.  Prior  to
          entering  an  order  for  a  Securities   Transaction   that  requires
          preclearance, the Access Person must complete, IN WRITING, a Trade Authorization Request for Access Persons form as set forth in Appendix 5 and submit the completed form to the Preclearance Officer (or his designee). The Trade Authorization Request for Access Persons form requires Access Persons to provide certain information and to make certain representations. Proposed Securities Transactions of the Preclearance Officer that require preclearance must be submitted to his designee.

     2. REVIEW OF FORM. After receiving the completed Trade Authorization Request for Access Persons form, the Preclearance Officer (or his designee) will (a) review the information set forth in the form, (b) independently confirm whether the Securities are held by any Advisory Client and whether there are any unexecuted orders to purchase or sell the Securities by any Advisory Client account managed by Azzad Asset Management, and (c) as soon as reasonably practicable, determine whether to clear the proposed Securities Transaction. The authorization and date and time of the authorization must be reflected on the Trade Authorization Request for Access Persons form. The
          Preclearance Officer (or his designee) will keep one copy of the completed form and will send one copy to the Access Person seeking authorization.

          NO ORDER FOR A SECURITIES TRANSACTION FOR WHICH PRECLEARANCE AUTHORIZATION IS SOUGHT MAY BE PLACED PRIOR TO THE RECEIPT OF WRITTEN AUTHORIZATION OF THE TRANSACTION BY THE PRECLEARANCE OFFICER (OR HIS DESIGNEE). VERBAL APPROVALS ARE NOT PERMITTED.

D.   PROHIBITED TRANSACTIONS.

     1. PROHIBITED SECURITIES TRANSACTIONS. The following Securities Transactions for accounts in which an Access Person or a member of his or her Immediate Family has a Beneficial Interest, to the extent they require preclearance under Section II.B. above, are prohibited and will not be authorized by the Preclearance Officer (or his designee) absent exceptional circumstances:

          a.   INITIAL  PUBLIC  OFFERINGS.  Any  purchase  of  Securities  in an
               initial  public   offering  (other  than  a  new  offering  of  a
               registered open-end investment company);

          b. PENDING BUY OR SELL ORDERS. Any purchase or sale of Securities on any day during which any Advisory Client has a pending "buy" or "sell" order in the same Security (or Equivalent Security) until that order is executed or withdrawn;

          c. SEVEN DAY BLACKOUT. An Access Person who has the authority to buy or sell securities for the account of an Advisory Client may not purchase or

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               sell Securities  within seven calendar days of a purchase or sale of the same Securities (or Equivalent Securities) by an Advisory Client account managed by Azzad Asset Management. For example, if the Fund or the Limited Partnership trades in a Security on day one, day eight is the first day the Access Person may trade that Security for an account in which he or she has a Beneficial Interest. Any profits realized on trades within the proscribed period are required to be disgorged either to the Fund or Limited Partnership, as applicable, or to a charitable organization, at the option of the Preclearance Officer.

          d. INTENTION TO BUY OR SELL FOR ADVISORY CLIENT. Purchases or sales of Securities at a time when that Access Person intends, or knows of another's intention, to purchase or sell that Security (or an Equivalent Security) on behalf of an Advisory Client. This prohibition applies whether the Securities Transaction is in the same (e.g., two purchases) or the opposite (a purchase and sale) direction of the transaction of the Advisory Client.

          e. SIXTY-DAY BLACKOUT. (1) Purchases of a Security in which an Access Person acquires a Beneficial Interest within 60 days of the sale of the Security (or an Equivalent Security) in which the same Access Person had a Beneficial Interest, and (2) sales of a Security in which an Access Person had a Beneficial Interest within 60 days of the purchase of the Security (or Equivalent
               Security) in which the same Access Person has a Beneficial Interest, unless, in each case, the Access Person agrees to give up all profits on the transaction to a charitable organization specified in accordance with Section IV.A.1.

     2.   ALWAYS PROHIBITED  SECURITIES  TRANSACTIONS.  The following Securities
          Transactions are prohibited and will not be authorized under any circumstances:

          a.   INSIDE  INFORMATION.  Any  transaction  in a  Security  while  in
               possession  of  material  nonpublic   information  regarding  the
               Security or the issuer of the Security;

          b. MARKET MANIPULATION. Transactions intended to raise, lower, or maintain the price of any Security or to create a false appearance of active trading;

          c. OTHERS. Any other transactions deemed by the Preclearance Officer (or his designee) to involve a conflict of interest, possible diversion of corporate opportunity, or an appearance of impropriety.

     3. NON-AZZAD PRIVATE PLACEMENTS. Acquisition of a Beneficial Interest in Securities in a private placement by an Access Person is strongly discouraged, and always requires prior review and express approval. The Preclearance Officer (or his designee) will give permission only after considering, among other facts, whether the investment opportunity should be reserved for Advisory Clients and whether the opportunity is being offered to an Access Person by virtue of his or her position as an Access Person. Access Persons who have been authorized to acquire and have acquired

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          securities  in a private  placement  are  required  to  disclose  that investment to the Preclearance Officer when they play a material part in any subsequent consideration of an investment in the issuer by an Advisory Client and the decision to purchase securities of the issuer by an Advisory Client must be independently reviewed and authorized by someone other than such Access Person.

     4. NO EXPLANATION REQUIRED FOR REFUSALS. In some cases, the Preclearance Officer (or his designee) may refuse to authorize a Securities Transaction for a reason that is confidential. The Preclearance
          Officer is not required to given an explanation for refusing to authorize any Securities Transaction.

E. LENGTH OF TRADE AUTHORIZATION APPROVAL. The authorization provided by the Preclearance Officer (or his designee) is effective until the earlier of
     (1) its revocation, (2) the close of business on the second trading day after the authorization is granted (for example, if authorization is provided on a Monday, it is effective until the close of business on Wednesday), or (3) the Access Person learns that the information in the Trade Authorization Request for Access Persons Form is not accurate. If the order for the Securities Transaction is not placed within that period, a new advance authorization must be obtained before the Securities Transaction is placed. If the Securities Transaction is placed but has not been executed within two trading days after the day the authorization is granted (as, for example, in the case of a limit order), no new authorization is necessary unless the person placing the original order for the Securities Transaction amends it in any way.

F.   TRADE REPORTING REQUIREMENTS.

     1. REPORTING REQUIREMENT. EVERY ACCESS PERSON, INDEPENDENT FUND DIRECTOR, ADVISORY BOARD MEMBER, AS WELL AS THE IMMEDIATE FAMILY MEMBERS OF EACH OF THEM MUST ARRANGE FOR THE PRECLEARANCE OFFICER TO RECEIVE DIRECTLY FROM ANY BROKER, DEALER, OR BANK THAT EFFECTS ANY SECURITIES TRANSACTION, DUPLICATE COPIES OF EACH CONFIRMATION FOR EACH SUCH TRANSACTION AND PERIODIC STATEMENTS FOR EACH BROKERAGE ACCOUNT IN WHICH SUCH ACCESS PERSON HAS A BENEFICIAL INTEREST. Attached hereto as Appendix 8 is a form of letter that may be used to request such documents from such entities. If an Access Person is not able to arrange for duplicate confirmations and periodic statements to be sent, the Access Person must immediately notify the Preclearance Officer. The foregoing does not apply to transactions and holdings in non-Azzad registered investment companies.

     2. DISCLAIMERS. Any report of a Securities Transaction for the benefit of a person other than the individual in whose account the transaction is placed may contain a statement that the report should not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

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     3.   QUARTERLY  REVIEW.  At least  quarterly,  for Securities  Transactions requiring preclearance under this Code, the Preclearance Officer (or his designee) shall compare the confirmations and periodic statements provided pursuant to Section II.F.1. above, to the approved Trade Authorization Request for Access Persons Forms. Such review shall include:

          a.   Whether the Securities Transaction complied with this Code;

          b. Whether the Securities Transaction was authorized in advance of its placement;

          c. Whether the Securities Transaction was executed within two full trading days of when it was authorized;

          d. Whether any Advisory Account managed by Azzad Asset Management owned the Securities at the time of the Securities Transaction; and

          e. Whether any Advisory Account managed by Azzad Asset Management purchased or sold the Securities in the Securities Transaction within at least 10 days of the Securities Transaction.

     4. AVAILABILITY OF REPORTS. All information supplied pursuant to this Code will be available for inspection by the general partner of the Limited Partnership, the officers and directors of Azzad Asset
          Management, the board of directors of the Fund, the Preclearance Officer, the SEC, any state securities commission, and any attorney or agent of the foregoing.

     5. RECORD RETENTION. Azzad Asset Management shall keep and maintain for at least six years records of the procedures it follows in connection with the preclearance and reporting requirements of this Code and, for each Securities Transaction, the information relied on by the Preclearance Officer (or his designee) in authorizing the Securities Transaction and making the post-Securities Transaction determination of Section II.F.3.

                              III. FIDUCIARY DUTIES
                              ---------------------

A. CONFIDENTIALITY. Access Persons are prohibited from revealing information relating to the investment intentions, activities or portfolios of Advisory Clients except to persons whose responsibilities require knowledge of the information.

B. GIFTS. The following provisions on gifts apply to Access Persons of Azzad Asset Management.

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     1.   ACCEPTING  GIFTS.  On occasion,  because of their  position with Azzad
          Asset Management, the Fund, or the Limited Partnership, employees may be offered, or may receive without notice, gifts from clients, brokers, vendors, or other persons not affiliated with such entities. Acceptance of extraordinary or extravagant gifts is not permissible. Any such gifts must be declined or returned in order to protect the reputation and integrity of Azzad Asset Management, the Fund, and the Limited Partnership. Gifts of a nominal value (i.e., gifts whose reasonable value is no more than $100 a year), and customary business meals, entertainment (e.g., sporting events), and promotional items (e.g., pens, mugs, T-shirts) may be accepted.

               If an employee receives any gift that might be prohibited under this Code, the employee must inform the Preclearance Officer.

     2. SOLICITATION OF GIFTS. Employees of Azzad Asset Management, the Fund, or the Limited Partnership may not solicit gifts or gratuities.

     3. GIVING GIFTS. Employees of Azzad Asset Management may not give any gift with a value in excess of $100 per year to persons associated with securities or financial organizations, including exchanges, other member organizations, commodity firms, news media, or clients of the firm.

C. CORPORATE OPPORTUNITIES. Access Persons may not take personal advantage of any opportunity properly belonging to any Advisory Client or Azzad Asset Management. This includes, but is not limited to, acquiring Securities for one's own account that would otherwise be acquired for an Advisory Client.

D. INSIDER TRADING. Azzad Asset Management will not effect on behalf of any of its Advisory Clients, under any circumstances, any transaction in a Security while in possession of Material Nonpublic Information regarding the Security or the issuer of the Security. In addition, no Access Person or other employee of Azzad Asset Management or the Fund, shall disclose any Material Nonpublic Information regarding a Security or the issuer of a Security to any other person, including any Access Person or other employee of Azzad Asset Management, or the Fund, unless, for genuine business reasons, any such Access Person or employee of the foregoing needs to be provided with such information.

E. UNDUE INFLUENCE. Access Persons may not cause or attempt to cause any Advisory Client to purchase, sell or hold any Security in a manner calculated to create any personal benefit to such Access Person. If an Access Person or Immediate Family Member stands to materially benefit from an investment decision for an Advisory Client that the Access Person is recommending or participating in, such person must disclose to those persons with authority to make investment decisions for the Advisory Client (or the Preclearance Officer, if the Access Person in question has authority to make investment decisions for the Advisory Client), any Beneficial Interest that such person (or Immediate Family) has in that Security or an Equivalent Security, or in the issuer thereof, where the decision could create a material benefit to the Access Person (or Immediate Family) or the appearance of impropriety. The person to whom

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     the  Access  Person  reports  the  interest,   in  consultation   with  the
     Preclearance Officer, must determine whether or not the Access Person will be restricted in making investment decisions.

F. SERVICE AS A DIRECTOR. No Access Person, other than an Independent Fund Director or Advisory Board member, may serve on the board of directors of a publicly-held company not affiliated with Azzad Asset Management absent prior written authorization of the Preclearance Officer, who would have to determine that board service would be consistent with the interests of the Advisory Clients and their shareholders or limited partners, as the case may be.

                     IV. COMPLIANCE WITH THIS CODE OF ETHICS
                     ---------------------------------------

A. SANCTIONS. If the Preclearance Officer determines that an Access Person has committed a violation of the Code, he may impose sanctions and take other actions as he deems appropriate, including a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, civil referral to the SEC, criminal referral, and termination of the employment of the violator for cause. The Preclearance Officer may also require the Access Person to reverse the trade(s) in question and forfeit any profit or absorb any loss derived therefrom. The amount of profit shall be calculated by the Preclearance Officer and shall be forwarded, at the option of the Preclearance Officer, to the affected Advisory Client(s) or to a charitable organization selected by the Preclearance Officer. The Preclearance Officer may not review his or her own transactions.

B. SOLE AUTHORITY. The Preclearance Officer has sole authority to determine the remedy for any violation of the Code, including appropriate disposition of any monies forfeited pursuant to this provision. Failure to promptly abide by a directive to reverse a trade or forfeit profits may result in the imposition of additional sanctions.

C. REVIEW. Whenever the Preclearance Officer determines that an Access Person has violated this Code and requires remedial action, he will report promptly to the Fund's Board of Directors.

D. EXCEPTIONS TO THE CODE. Although exceptions to the Code will rarely, if ever, be granted, the Preclearance Officer may grant exceptions to the requirements of the Code on a case by case basis if he finds that the proposed conduct involves negligible opportunity for abuse. All such exceptions must be in writing. After an exception is granted to an employee of Azzad Asset Management or the Fund, it must be reported as soon as practicable to the Fund's Board of Directors at its next regularly scheduled meeting.

E. COMPLIANCE CERTIFICATION. At least once a year during the month of January, all Access Persons will be required to certify on the Annual Certification of Compliance With The Code of Ethics form set forth in Appendix 7 that they have read and understand the Code, that

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     they have complied with the  requirements  of the Code,  and that they have reported all Securities Transactions required to be disclosed or reported pursuant to the requirements of this Code.

January ___________, 2001

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                                                                      Appendix 1

                                   DEFINITIONS

     "ACCESS PERSON" means every director, officer, advisory board member or employee of Azzad Asset Management, or the Fund, as applicable, who, in the course of his or her regular functions, (1) makes, participates in, or obtains information regarding the purchase or sale of a Security by an Advisory Client;
(2) is involved in making purchase or sale recommendations for an Advisory Client; or (3) obtains information concerning such recommendations prior to their dissemination. "Access Person" also means any agents of Azzad Asset Management or the Fund as the Preclearance Officer shall designate who would be deemed Access Persons if they were employees of the foregoing.

     "ADVISORY BOARD" means the committee which reviews the Fund's investment policies and general business practices to ensure that they comply with Islamic Law as set forth in the Shariah.

     "ADVISORY CLIENT" means any client (including investment companies and limited partnerships) for which Azzad Asset Management serves as investment adviser, or any person or entity for which Azzad Asset Management serves as investment adviser, renders investment advice, or makes investment decisions.

     "AZZAD ASSET MANAGEMENT" means Azzad Asset Management, Inc., a Delaware corporation. ----------------------

     "BENEFICIAL INTEREST" means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Securities. An Access Person is deemed to have a Beneficial Interest in Securities owned by members of his or her Immediate Family. Common examples of Beneficial Interest include joint accounts, spousal accounts, UTMA accounts, partnerships, trusts and controlling interests in corporations. Any uncertainty as to whether an Access Person has a Beneficial Interest in a Security should be brought to the attention of the Preclearance Officer. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "beneficial owner" found in Rules 16a-1(a)(2) and (5) promulgated under the Securities Exchange Act of 1934.

     "CODE" means this Code of Ethics.

     "EQUIVALENT SECURITY" means any Security issued by the same entity as the issuer of a subject Security, including options, rights, stock appreciation rights, warrants, preferred stock, restricted stock, phantom stock, bonds, and other obligations of that company or security otherwise convertible into that security.

     "FUND" means Azzad/Dow Jones Ethical Market Fund and any other registered investment company or series thereof for which Azzad Asset Management may in the future serve as investment adviser.

     "IMMEDIATE FAMILY" of an Access Person means any of the following persons who reside in the same household as such person:

          child                grandparent             son-in-law
          stepchild            spouse                  daughter-in-law
          grandchild           sibling                 brother-in-law
          parent               mother-in-law           sister-in-law
          stepparent           father-in-law

Immediate Family includes adoptive relationships and any other relationship (whether or not recognized by law) which the Preclearance Officer determines could lead to the possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety which this Code is intended to prevent.

     "INDEPENDENT DIRECTORS" means the independent directors that serve on the board of directors of any registered investment company advised by Azzad Asset Management.

     "LIMITED PARTNERSHIP" means Azzad Growth Fund, L.P. and any other limited partnership for which Azzad Asset ------------------- Management may in the future serve as investment adviser.

     "MATERIAL NONPUBLIC INFORMATION" means information which has not been effectively communicated to the market place, provided that: (1) there is a substantial likelihood that a reasonable investor would consider such information important in making his or her investment decisions; or (2) such information is reasonably certain to have a substantial effect on the price of a Security.

     "PRECLEARANCE OFFICER" means the person designated as the Preclearance Officer in Appendix 2 hereof.

     "SEC" means the Securities and Exchange Commission.

     "SECURITY" includes stock, notes, bonds, debentures, and other evidences of indebtedness (including loan participations and assignments), limited partnership interests, investment contracts, and all derivative instruments of the foregoing, such as options and warrants. Security does not include futures or options on futures but the purchase and sale of such instruments are nevertheless subject to the reporting requirements of the Code.

     "SECURITIES TRANSACTION" means a purchase or sale of Securities in which an Access Person or a member of his or her Immediate Family has or acquires a Beneficial Interest.

                                                                      Appendix 2

                                 CONTACT PERSONS

PRECLEARANCE OFFICER:
                      -------------------------

DESIGNEES OF PRECLEARANCE OFFICER

1.
   -------------------------

2.
   -------------------------

                                                                      Appendix 3

                                PERSONAL HOLDINGS
          IN SECURITIES OTHER THAN THE FUND AND THE LIMITED PARTNERSHIP

     In accordance with Section II.A. of the Code of Ethics, please provide a list of all Securities in which you have a Beneficial Interest (including those in accounts of your Immediate Family), and all Securities in non-client accounts for which you make investment decisions.

Name:
                                            ------------------------------------

If different than (1), name of the person
in whose name the account is held:
                                            ------------------------------------
Relationship of parties listed above:
                                            ------------------------------------

Broker at which Account is maintained:
                                            ------------------------------------

Account Number:
                                            ------------------------------------

Contact person at Broker and phone number:
                                            ------------------------------------

For each account, attach the most recent account statement listing Securities in that account. If the Access person owns Beneficial Interests in Securities that are not listed in an attached account statement, list them below:

          Name of Security          Quantity          Value          Custodian
          ----------------          --------          -----          ---------

1.
   -----------------------------------------------------------------------------
2.
   -----------------------------------------------------------------------------
3.
   -----------------------------------------------------------------------------
4.
   -----------------------------------------------------------------------------
5.
   -----------------------------------------------------------------------------
6.
   -----------------------------------------------------------------------------

                      (ATTACH SEPARATE SHEET IF NECESSARY.)

     I certify that this form and the attached statements (if any) constitute all of the Securities in which I have a Beneficial Interest, including those
held       in        accounts        of       my        Immediate        Family.


----------------------------------------
Signature

Date:
      --------------------------             -----------------------------------
                                             Print Name

                                                                      Appendix 4

               PERSONAL HOLDINGS IN FUNDS AND LIMITED PARTNERSHIPS
                        ADVISED BY AZZAD ASSET MANAGEMENT

     In accordance with Section II.A of the Code of Ethics, please provide a list of all funds and limited partnerships advised by Azzad Asset Management in which each Access person has a Beneficial Interest, including those in accounts of the Immediate Family of the Access Person.

(1)  Name of Access Person:
                                            ------------------------------------

(2)  If different  from (1), name of the
     person in whose name the account is
     held:
                                            ------------------------------------

(3)  Relationship of (2) to (1):
                                            ------------------------------------

(4) List each account advised by Azzad Asset Management in which you or an Immediate Family member has a Beneficial Interest below:

               Name of Fund                        Account Number
               ------------                        --------------

1.
   -----------------------------------------------------------------------------
2.
   -----------------------------------------------------------------------------
3.
   -----------------------------------------------------------------------------
4.
   -----------------------------------------------------------------------------
5.
   -----------------------------------------------------------------------------
6.
   -----------------------------------------------------------------------------

                      (ATTACH SEPARATE SHEET IF NECESSARY.)

     I certify that this form and the attached statements (if any) constitute all of the Azzad Asset Management funds and limited partnerships in which I have a Beneficial Interest, including those held in accounts of my Immediate Family.


Access Person Signature:
                              ---------------------------------

Access Person Name (Printed):
                              ---------------------------------

Dated:
                              ---------------------------------

                                                                      Appendix 5

                           TRADE AUTHORIZATION REQUEST
                               FOR ACCESS PERSONS

Name:
                                            ------------------------------------

If different than (1), name of the person
in whose account the trade will occur:
                                            ------------------------------------

Relationship of parties listed above:
                                            ------------------------------------

Name of Security:
                                            ------------------------------------

Maximum number of shares or units to be
purchased or sold or amount of bond:
                                            ------------------------------------

Name and phone number of broker to effect
transaction:
                                            ------------------------------------

Check if applicable:     Purchase            Market Order
                                  -----                   -----
                       Sale        Limit Order        (Limit Order Price:      )
                            -----              -----                      -----

In connection with the foregoing transaction, I hereby make the foregoing representations and warranties:

(a) I do not possess any material nonpublic information regarding the Security or the issuer of the Security.

(b)  To my knowledge:

     (1) The Securities or "equivalent" securities (i.e., securities issued by the same issuer) [ARE / ARE NOT] (circle one) held by any investment funds or other accounts managed by Azzad Asset Management.

     (2) There are no outstanding purchase or sell orders for this Security (or any equivalent security) by any investment funds or other accounts managed by Azzad Asset Management; and

     (3) None of the Securities (or equivalent securities) are actively being considered for purchase or sale by any investment funds or other accounts managed by Azzad Asset Management.

(c)  The Securities are not being acquired in an initial public offering.

(d) The Securities are not being acquired in a private placement or, if they are, I have reviewed Section II.D.3. of the Code and have attached hereto a written explanation of such transaction.

(e) None of the accounts I manage purchased or sold these Securities (or equivalent securities) within the past seven calendar days and I do not expect any such client accounts to purchase or sell these Securities (or equivalent securities) within seven calendar days of my purchase or sale.

(f) I have read the Azzad Asset Management Code of Ethics within the prior 12 months and believe that the proposed trade fully complies with the requirements of the Code.


------------------------------               ------------------------------
Access Person                                Print Name

                                                                      Appendix 6

                  ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS*

     I acknowledge that I have received the Code of Ethics dated January __, 2001, and represent that:

     1. In accordance with Section II.A. of the Code of Ethics, I will fully disclose the Securities holdings in which I have, or a member of my Immediate Family has, a Beneficial Interest.

     2. In accordance with Section II.B.1. of the Code of Ethics, I will obtain prior authorization for all Securities Transactions in which I have, or a member of my Immediate Family has, a Beneficial Interest except for transactions exempt from preclearance under Section II.B.2. of the Code of Ethics.

     3. In accordance with Section II.F.1. of the Code of Ethics, I will report all Securities Transaction in which I have, or a member of my Immediate Family has, a Beneficial Interest, except for transactions exempt from reporting under Section II.F.1. of the Code of Ethics.

     4.   I will comply with the Code of Ethics in all other respects.

     5. I agree to disgorge and forfeit any profits on prohibited transactions in accordance with the requirements of the Code.


---------------------------------
Access Person Signature

---------------------------------
Print Name

Date:
      ---------------------------

     *Representations (1), (2), and (5) do not apply to Independent Fund Directors and members of the Advisory Board.

                                                                      Appendix 7

           ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS

I certify that during the past year:

     1. In accordance with Section II.A. of the Code of Ethics, I have fully disclosed the Securities holdings in which I have, or a member of my Immediate Family has, a Beneficial Interest.*

     2. In accordance with Section II.B.1. of the Code of Ethics, I have obtained prior authorization for all Securities Transactions in which I have, or a member of my Immediate Family has, a Beneficial Interest except for transactions exempt from preclearance under Section II.B.2. of the Code of Ethics and except to the extent disclosed on an attached schedule.*

     3. In accordance with Section II.F.1. of the Code of Ethics, I have reported all Securities Transactions in which I have, or a member of my Immediate Family has, a Beneficial Interest except for transactions exempt from reporting under Section II.F.1. of the Code of Ethics and except to the extent disclosed on an attached schedule.

     4.   I have complied with the Code of Ethics in all other respects.


---------------------------------
Access Person Signature

---------------------------------
Print Name

Date:
      ---------------------------

     *Representations (1) and (2) do not apply to Independent Fund Directors or members of the Advisory Board.

                                                                      Appendix 8

                    FORM OF LETTER TO BROKER, DEALER OR BANK

                                     ----
                                     Date
-----------------------
Broker Name and Address

     Subject:  Account # _____________

Dear _______________:

     Azzad Asset Management, my employer, is a registered investment adviser. In connection Azzad Asset Management's Code of Ethics, you are requested to send duplicate confirmations of individual transactions as well as duplicate periodic statements for the referenced account to Azzad Asset Management. Please address the confirmations and statements directly to:

          Azzad Asset Management, Inc.
          3130 Fairview Park, Suite 130
          Falls Church, VA 22042
          Attn: ______________

     Your cooperation is most appreciated. If you have any questions regarding these requests, please contact me or [____________] of Azzad Asset Management at
(703) 207-7005.

                                        Sincerely,


                                         ---------------------
                                         Name of Access Person

cc:      ________________